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Exhibit 4.1

NUMBER

SHARES

GPK

[LOGO]
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK
THIS CERTIFICATE IS TRANSFERABLE IN THE CITIES OF MINNEAPOLIS,
MINNESOTA OR NEW YORK, NEW YORK
 COMMON STOCK

PAR VALUE $0.01 CUSIP 388688 10 3

PER SHARE

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES that
IS THE RECORD OWNER OF

  FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF

GRAPHIC PACKAGING CORPORATION

        (hereinafter called the "Corporation") transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Restated Certificate of Incorporation and By-laws of the Corporation and all amendments thereto.

This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:

/s/ E. W. Stroetz, Jr.
Secretary

/s/ Stephen M. Humphrey
Director, President and Chief Executive Officer

GRAPHIC PACKAGING CORPORATION
CORPORATE SEAL
1995
DELAWARE

Countersigned and Registered:
WELLS FARGO BANK MINNESOTA, N.A.
(MINNEAPOLIS, MINNESOTA)
Transfer Agent and Registrar
By /s/ Lennie M. Kaufman
Authorized Signature

COMPOSITE
BANKNOTE CORP. OF AMERICA, INC.    •    WALL STREET, NYC    •    BROWNS SUMMIT (NC)    •     GRAPHIC PACKAGING    •    1-305026-942    •    PROOF #5    •    3:50 PM     •    6/4/03    •    SMS/DPA    •

GRAPHIC PACKAGING CORPORATION

        This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between the Corporation and Wells Fargo Bank Minnesota, National Association as it may be amended from time to time (the "Rights Agreement "), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement (as in effect on the date of mailing) without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights beneficially owned by an Acquiring Person, or any Associate or Affiliate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF TRAN MIN ACT -	........................	Custodian	........................
TEN ENT	—	as tenants by the entireties		(Cust)		(Minor)
JT TEN OR JT TEN WROS	—	as joint tenants with right of survivorship and not as tenants in common		under Uniform Transfers to Minors Act ................................................... (State)

Additional abbreviations may also be used though not in the above list.

        FOR VALUE RECEIVED,......................................................... hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
/ /

...
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

...

Shares of the Common Stock evidenced by this Certificate, and do hereby irrevocably constitute and appoint , Attorney to transfer the said shares on the books of Graphic Packaging Corporation with full power of substitution.
Dated
Signature
Signature
in presence of

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED MEDALLION GUARANTEED
Authorized Signature
(Signature Guarantee Program Name)

Signature Guarantee by (must be by a member of the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Signature Program in accordance with Securities and Exchange Commission Rule 17Ad-15)

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  Exhibit 4.1